As filed with the Securities and Exchange Commission on March 6, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ATAIBECKLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	41-3357923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Industrious NYC
250 West 34th Street
New York, New York 10119
+1 332 282 0507
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
c/o Industrious NYC
250 West 34th St
New York, New York 10119
+1 332 282 0507
(Name, Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Nathan Ajiashvili Kaj Nielsen Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 +1 212 906 1200	Ryan Barrett Chief Legal and Business Officer AtaiBeckley Inc. c/o Industrious NYC 250 West 34th St New York, New York 10119

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE
This registration statement contains:
•
a base prospectus which covers the offering, issuance and sale by us of the securities identified therein from time to time in one or more offerings, including shares of our common stock offered by the selling securityholders named therein; and

•
a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $200,000,000 of our common stock that may be issued and sold under a sales agreement with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the sales agreement and the shares offered by the selling securityholders identified therein will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus immediately following the base prospectus.

PROSPECTUS

AtaiBeckley Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Common Stock Offered by the Selling Securityholders,
Including Up to 74,285,810 Shares of Common Stock
Registered for the Selling Securityholders Named Herein
Pursuant to the Registration Rights Agreement
We may offer and sell the securities identified above, and certain selling securityholders may offer and sell shares of our common stock, par value $0.01 per share (“common stock”) (including up to 74,285,810 shares of common stock by the selling securityholders identified in the “selling securityholders” section of this prospectus), in each case from time to time in one or more offerings. Such 74,285,810 shares of our common stock are being registered to satisfy certain registration rights pursuant to that certain registration rights agreement, dated June 2, 2025 (the “Registration Rights Agreement”) and the related joinder agreements thereto and relate to (i) 6,821,549 shares of common stock initially received by certain of the selling securityholders that are deemed to be our affiliates in connection with the Share Purchase Agreement, dated June 2, 2025, among Atai Beckley N.V. (f/k/a ATAI Life Sciences N.V.), Beckley Psytech Limited (“Beckley”) and certain other parties thereto (as amended by the Side Letter Deed to the Share Purchase Agreement, dated October 23, 2025, the “SPA”), relating to our acquisition of the entire issued share capital of Beckley not already owned by us, which closed on November 5, 2025 (the “Acquisition”), (ii) 10,877,216 shares of common stock issuable upon the exercise of a pre-funded warrant issued to Ferring Ventures S.A. pursuant to one of the subscription agreements dated June 2, 2025 and July 1, 2025 and (iii) 56,551,379 shares of common stock held by Apeiron Holders (as defined in the Registration Rights Agreement). These shares are being registered pursuant to the registration rights we respectively granted to such selling securityholders in the Registration Rights Agreement. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by any of the selling securityholders.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We or our selling securityholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See the “Risk Factors” on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Our common stock is listed on The Nasdaq Global Market under the symbol “ATAI.” On March 5, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $3.54 per share.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 6, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in the base prospectus from time to time and in one or more offerings and the selling securityholders identified herein, including, if applicable, their respective donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who after the date of this prospectus come to hold any of the interests of any of such selling securityholders’ respective interests in shares of our common stock other than through a public sale, and to be identified in a supplement to this prospectus may, from time to time, sell shares of our common stock, including up to 74,285,810 shares of our common stock by the selling securityholders identified in the “selling securityholders” section of this prospectus, from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context otherwise requires, all references in this prospectus to “AtaiBeckley,” “we,” “our,” “us” or the “Company,” (i) for periods prior to the completion of the Redomiciliation Transaction (as defined below), refer to ATAI Life Sciences N.V. and its consolidated subsidiaries and (ii) for periods at or after the completion of the Redomiciliation Transaction, refer to AtaiBeckley Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus other than statements of historical fact are forward-looking statements, including without limitation statements regarding our future operating results and financial position; the success, cost, and timing of development of our product candidates, including the progress of preclinical studies and clinical trials and related milestones; the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue; the timing of and our ability to obtain and maintain regulatory approvals; our business strategy and plans, including the benefits of our corporate restructuring and our corporate redomiciliation to the U.S.; potential acquisitions, partnerships and other strategic arrangements, including our transaction with Beckley; the ability to generate revenue from any current or future licensing agreements and other strategic arrangements, the sufficiency of our cash and cash equivalents and short-term securities to fund our operations; and the plans and objectives of management for future operations and capital expenditures. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are neither promises nor guarantees, and are subject to a number of important factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation: we are a clinical-stage biotechnology company and have incurred significant losses since our inception, and we expect to incur losses for the foreseeable future and may never be profitable; if we are unable to obtain funding when needed and on acceptable terms, we could be forced to delay, limit or discontinue our product candidate development efforts; our limited operating history may make it difficult for you to evaluate the success of our business and to assess our future viability; risks related to the transaction with Beckley including any challenges with integration and expectations regarding the anticipated benefits of the transaction; we rely on third parties to assist in conducting our clinical trials and some aspects of our research and preclinical testing; we currently rely on qualified healthcare professionals working at third-party clinical trial sites to administer certain of our product candidates in our clinical trials and we expect this to continue upon approval, if any, of our current or future product candidates, and if third-party sites fail to recruit and retain a sufficient number of qualified healthcare professionals or effectively manage their qualified healthcare professionals, our business, financial condition and results of operations would be materially harmed; our product candidates are in preclinical or clinical development, which is a lengthy and expensive process with uncertain outcomes, and we cannot give any assurance that any of our product candidates will be successfully developed and/or receive regulatory approval, which is necessary before they can be commercialized; research and development of drugs targeting the central nervous system (“CNS”) is particularly difficult, and it can be difficult to predict and understand why a drug has a positive effect on some patients but not others, which may reduce the likelihood our product candidates are ultimately approved and therefore may have a material adverse effect on our business and operating results; the production and sale of our product candidates may be considered illegal or may otherwise be restricted due to the use of controlled substances, which may also have consequences for the legality of investments from foreign jurisdictions and therefore we may not be successful in commercializing our product candidates in such jurisdictions, which will adversely affect our business, financial condition and results of operations; we face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before we do or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition; if we are unable to obtain and maintain sufficient intellectual property protection for our existing product candidates or any other product candidates that we may identify, or if the scope of the intellectual property protection we currently have or obtain in the future is not sufficiently broad, our competitors could develop and commercialize product candidates similar or identical to ours, and our ability to successfully commercialize our existing product candidates and any other product candidates that we may pursue may be impaired; third parties may claim that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and may prevent or delay our development and commercialization efforts; our future success depends on our ability to retain key employees, directors, consultants and advisors and to attract, retain and motivate qualified personnel; if we fail to maintain an effective system of disclosure controls and internal control over financial reporting our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; our business is subject to economic, political, regulatory and other risks associated with international operations; a pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business, including our preclinical studies, clinical trials, trial sites, third parties on whom we rely, our supply chain, our ability to raise capital, our ability to conduct regular business and our financial results, and other risks, uncertainties, and assumptions described under “Risk Factors” in Item 1A of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of Part II and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent filings with the SEC.
Any forward-looking statements made herein speak only as of the date of this prospectus, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations.

TRADEMARKS
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our website address is https://ataibeckley.com. The information contained on, or that can be accessed from, our website is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, but excluding any information furnished to, rather than filed with, the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, including those portions of our definitive proxy statement on Schedule 14A, to be filed, incorporated by reference therein.

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The information specifically incorporated by reference into ATAI Life Sciences N.V.’s Annual Report on Form 10-K from ATAI Life Sciences N.V.’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025.

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Exhibit 99.1 of Atai Beckley N.V.’s (f/k/a ATAI Life Sciences N.V.) Current Report on Form 8-K filed with the SEC on September 29, 2025 and Atai Beckley N.V.’s (f/k/a ATAI Life Sciences N.V.) Current Report on Form 8-K filed with the SEC on October 10, 2025.

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Our Current Reports on Form 8-K filed with the SEC on January 8, 2026, February 19, 2026, February 26, 2026, and March 6, 2026 and our Current Report on Form 8-K12B filed with the SEC on December 30, 2025.

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The description of our capital stock that is registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) promulgated under the Exchange Act contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, which updated the description in atai Life Sciences Luxembourg S.A.’s Registration Statement on Form S-4 filed with the SEC on September 22, 2025 and declared effective by the SEC on September 24, 2025, including any additional amendments or reports filed for the purposes of updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Attention: Secretary
AtaiBeckley Inc.
c/o Industrious NYC
250 West 34th St
New York, New York 10119
+1 332 282 0507
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
AtaiBeckley Inc. is a clinical-stage biotechnology company on a mission to create breakthroughs for people with difficult-to-treat mental health conditions. It was formed in 2025 through the strategic combination of ATAI Life Sciences N.V. and Beckley. Our work is grounded in rigorous science to deliver meaningful outcomes for the patients we serve.
Mental health disorders are highly prevalent and estimated to affect more than one billion people globally. The economic burden of these disorders is substantial and growing rapidly. Between 2009 and 2019, spending on mental health care in the United States increased by more than 50%, reaching $225 billion, and a Lancet Commission report estimates that the global economic cost will reach $16 trillion by 2030. While current treatments, such as selective serotonin reuptake inhibitors and serotonin-norepinephrine reuptake inhibitors are well established and effective for certain patients, approximately 65% of patients do not achieve remission of their symptoms after up to four antidepressant treatment trials, translating to a significant unmet medical need.
Corporate Information
On December 30, 2025, (i) Atai Beckley N.V. (f/k/a/ ATAI Life Sciences N.V.), a Dutch public company (“atai Netherlands”) merged with and into atai Life Sciences Luxembourg S.A., a Luxembourg public limited liability company (société anonyme) (“atai LuxCo”) (such transaction, the “LuxCo Merger”) and (ii) atai LuxCo consummated the conversion (the “Delaware Conversion”) of atai LuxCo into a corporation incorporated under the laws of the State of Delaware, as part of the previously announced plan to change the corporate domicile of the registrant from the Netherlands to the United States via Luxembourg (the LuxCo Merger and the Delaware Conversion, together, the “Redomiciliation Transaction”). Pursuant to the Redomiciliation Transaction, as approved by shareholders on November 4, 2025, each ordinary share of atai Netherlands, par value €0.10 per share, was exchange for one ordinary share of atai LuxCo, €0.10 per value per share (each, an “atai LuxCo Ordinary Share”). As a result of the Delaware Conversion, each atai LuxCo Ordinary Share automatically converted by operation of law to one share of common stock, par value $0.01 per share, of AtaiBeckley Inc. Additional information about the Redomiciliation Transaction was included in the Company’s Current Report on Form 8-K12B, filed with the SEC on December 30, 2025.
AtaiBeckley Inc. is incorporated in Delaware. Our office address and our principal executive office is located at c/o Industrious NYC, 250 West 34th St, New York, New York 10119, and our telephone number is +1 332 282 0507. Our website address is https://ataibeckley.com. The information contained on, or that can be accessed from, our website does not form part of this document. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the Securities and Exchange Commission.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us. For more information about our SEC filings, please see “Where You Can Find More Information; Incorporation by Reference.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description of the capital stock of AtaiBeckley Inc. (the “Company,” “we,” “us,” and “our) and certain provisions of our certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), and of the Delaware General Corporation Law (the “DGCL”), is not complete. This description is summarized from, and qualified in its entirety by reference to, the Certificate of Incorporation and Bylaws, copies of which have been publicly filed with the Securities and Exchange Commission.
Authorized Share Capital
Our authorized capital stock consists of:
•	750,000,000 shares of common stock, par value$0.01 per share; and
•	37,500,000 shares of preferred stock, par value$0.01 per share.
Common Stock
Voting Rights
Holders of our common stock are entitled to one vote per share. Cumulative voting is not permitted.
Dividend Rights
Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, the holders of common stock are entitled to the payment of dividends on the common stock when, as and if declared by the board of directors in accordance with applicable law.
Liquidation Rights
In the event of a liquidation, dissolution or winding-up, all holders of our common stock will be entitled to share ratably in any assets available for distributions to holders of our common stock subject to the preferential rights of any outstanding preferred stock.
Other Matters
Our common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to us. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Our Certificate of Incorporation authorizes our board of directors, subject to limitations prescribed by Delaware law and our Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences, and rights of each series. Our board of directors is also authorized to designate any qualifications, limitations, or restrictions on each series of preferred stock without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company, and may adversely affect the voting and other rights of the holders of the Company’s common stock, which could have a negative impact on the market price of the Company’s common stock.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Bylaws and Delaware Law
The provisions of our Certificate of Incorporation and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price of our common stock.
Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring, or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors.

Classified Board of Directors
Our Certificate of Incorporation divides directorships into three classes with three-year terms, with the years for each class expiring in different years. As a result, approximately one-third of our board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our Certificate of Incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Removal of Directors and Vacancies
Our Certificate of Incorporation provides that, subject to any special rights of the holders of preferred stock to elect directors, the board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. Our Certificate of Incorporation provides that any vacancies on the board of directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and shall not be filled by the stockholders. Any director so appointed will hold office until the expiration of the applicable term or until his or her earlier death, resignation, retirement, disqualification or removal.
No Stockholder Action by Written Consent
Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders, and shall not be taken by written consent in lieu of a meeting; however, holders of any series of preferred stock may take action by written consent to the extent expressly so provided by the applicable Certificate of Designation relating to such series of preferred stock.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Certificate of Incorporation provides that, subject to the rights of holders of preferred stock, special meetings of stockholders may only be called by or at the direction of the board of directors, the chairperson of the board or the chief executive officer. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who will have given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares
Under our Certificate of Incorporation, the board of directors is authorized to determine and fix the number of shares of any series of preferred stock and has the discretion to determine the voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences. In addition, the board of directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series.

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, unless otherwise required by law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger, or otherwise.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL, which prohibits a Delaware corporation, including those whose securities are listed for trading on The Nasdaq Global Market, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. Our Certificate of Incorporation does not include an opt out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.
Forum Selection
Our Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or its stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in our securities will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Corporate Opportunities
Under Delaware law, unless our Certificate of Incorporation has renounced the corporation’s interest or expectancy in such opportunities, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for his or her own if: (i) the Company is financially able to exploit the opportunity; (ii) the opportunity is within our line of business; (iii) the Company has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the Company. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, the Company renounces any interest or expectancy in a transaction or matter presented to Apeiron Investment Group Ltd. (“Apeiron”) and Apeiron-associated individuals and entities that may be a corporate opportunity for the Company. In the event that Apeiron and these individuals and entities acquire knowledge of a potential transaction or other business opportunity that may be a corporate opportunity, they will have no duty to communicate or offer such transaction or business opportunity to us or our affiliates and they may take any such opportunity for themselves or offer it to another person or entity unless such knowledge was acquired solely in such person’s capacity as our director or officer.
Limitation of Liability and Indemnification Matters
The DGCL permits corporations to specify in their certificate of incorporation that a director or executive officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or executive officer, as applicable, except (a) for any breach of the director’s or executive officer’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) for the payment of unlawful dividends, stock repurchases or redemptions (applies only to directors); (d) for any transaction in which the director or officer received an improper personal benefit; or (e) with respect to any derivative claims (applies only to executive officers). Our Certificate of Incorporation includes this provision.
Any amendment, repeal or modification of these provisions, or the adoption of any provisions that are inconsistent with these provisions, will be prospective only and would not affect any limitation of the liability of a director or officer for acts or omissions that occurred prior to any such amendment, repeal, modification or adoption.
Our Certificate of Incorporation provides that we have the power to provide rights to indemnification and advancement of expenses to our current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws specify that we will provide indemnification and certain expense reimbursements to any director or officer who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was our director or officer or, while serving as our director or officer, is or was serving at our request as a director, officer, employee or agent of another entity, subject to certain exceptions provided therein. In addition, we may provide indemnification and certain expense reimbursements to any employee or agent who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was our employee or agent or is or was serving at our request as a director, officer, employee or agent of another entity, subject to certain exceptions provided therein.
Listing
Our common stock is listed on The Nasdaq Global Market under the symbol “ATAI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “AtaiBeckley” “we,” “our” or “us” refer to AtaiBeckley Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to resolutions of our board of directors and set forth or determined in the manner provided in resolutions of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than AtaiBeckley) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or AtaiBeckley and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of AtaiBeckley; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, as amended (the “Act”). (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service (the “IRS”) a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.
The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•	to vote, consent or receive dividends, if any, or payments upon our liquidation or dissolution;
•	receive notice as shareholders with respect to any general meeting of shareholders for the election of our directors or any other matter; or
•	exercise any rights as shareholders of AtaiBeckley.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. These global securities, to the extent issued for shares of our common stock, shall be stock certificates for registered shares. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”) and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates (such individual certificates, to the extent issued for shares of our common stock, being stock certificates) evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Information about additional selling securityholders, where applicable, may be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders identified in the table below may, from time to time, offer and sell up to 74,285,810 shares of common stock offered by this prospectus and any accompanying prospectus supplement. In the event such selling securityholders or any other selling securityholders acquire additional shares of our common stock, including, but not limited to, additional securities convertible, exchangeable or exercisable into additional shares of our common stock, information about these selling securityholders, where applicable, may be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference. When we refer to the selling securityholders identified in the table below, we mean the entities identified in the table, and the donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who after the date of this prospectus come to hold any of such selling securityholders’ respective interests in shares of our common stock other than through a public sale.
The possible resale of our common stock by the selling securityholders identified in the table below relates to (i) 6,821,549 shares of common stock received by certain of the selling securityholders in connection with the SPA, relating to our acquisition of the entire issued share capital of Beckley not already owned by us, which closed on November 5, 2025, (ii) 10,877,216 shares of common stock issuable upon the exercise of a pre-funded warrant issued to Ferring Ventures S.A. pursuant to one of the subscription agreements dated June 2, 2025 and July 1, 2025 and (iii) 56,551,379 shares of common stock held by Apeiron Holders (as defined in the Registration Rights Agreement). These shares of common stock are being registered pursuant to the registration rights we respectively granted to such selling securityholders in the Registration Rights Agreement and related joinder agreements thereto.
The following table sets forth information as March 2, 2026, regarding the beneficial ownership of our common stock held by the selling security holders identified below, and the number of shares of common stock that may from time to time be offered or sold by the selling securityholders pursuant to this prospectus. We have prepared the following table based on information given to us by, or on behalf of, the selling securityholders identified below on or before the date hereof with respect to the beneficial ownership of our common stock held by such selling securityholders.
We have not independently verified this information, and this information may change from time to time and any changed information will be set forth in supplements to this prospectus or in a post-effective amendment, if and when necessary. The selling securityholders identified below may offer all, some or none of their shares of common stock, and we cannot advise you as to whether they will in fact sell any or all of such shares of common stock. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
The number of shares of common stock beneficially owned by each selling securityholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 364,745,985 shares of our common stock outstanding as of March 2, 2026. In computing the number of shares of common stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, restricted share units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of March 2, 2026, are considered outstanding, although these shares of common stock are not considered outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons identified in the table have sole voting and investment power with respect to all shares of common stock held by that person. The information regarding shares of common stock beneficially owned after the offering assumes the sale of all shares of common stock offered by the selling securityholders identified below, and that such selling securityholders do not acquire any additional shares of our common stock or additional securities convertible, exchangeable or exercisable into additional shares of our common stock. Information in the table below is based on information filed with the SEC or obtained from the persons identified below.

Unless otherwise indicated below, the address for each beneficial owner is AtaiBeckley Inc., c/o Industrious NYC, 250 West 34th Street, New York, New York 10119.

	Prior to this Prospectus		Maximum Number of Shares of Common Stock Subject to Resale Pursuant to this Prospectus	After Resale of All Shares of Common Stock Subject to Resale Pursuant to this Prospectus
Selling Securityholders	Number	%	Number	Number	%
Apeiron Investment Group Ltd.(1)	55,211,716	15.14%	55,211,716	—	—
Christian Angermayer(1)	56,551,379	15.50%	1,375,329	55,211,716	15.14%
Cosmo Feilding-Mellen	6,821,549	1.87%	6,821,549	—	—
Ferring Ventures S.A.(2)	18,200,824	4.99%	10,877,216	8,106,559	2.22%

(1)
Based solely on the Schedule 13D/A jointly filed with the SEC on October 20, 2025 by Apeiron Investment Group Ltd. (“Apeiron”), Apeiron Presight Capital Fund II, L.P. (“Presight II”), Presight Capital Management I, L.L.C. (“Presight Management”), Fabien Hansen and Christian Angermayer. As of October 16, 2025, Apeiron and Mr. Angermayer reported shared voting and dispositive power over 55,211,716 shares of our common stock, and Presight II and Fabian Hansen reported shared voting and dispositive power over 1,799,302 shares of our common stock. Presight II is the record holder of 1,799,302 shares of our common stock. Apeiron and Mr. Hansen are the managing members of Presight Management, which is the general partner of Presight II. As a result, each of Apeiron, Mr. Hansen and Presight Management may be deemed to share beneficial ownership of the securities held by Presight II. Apeiron is the record holder of 53,412,414 shares of our common stock. As of March 2, 2026, Christian Angermayer also beneficially owns the shares of our common stock underlying 1,375,329 vested options that are exercisable into one share of our common stock each with a weighted average of $4.94 per share. Mr. Angermayer is the majority shareholder of Apeiron and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. The principal business address for Apeiron, and Mr. Angermayer is 66 & 67, Amery Street, SLM1707, Sliema, Malta. The principal business address for Presight II, Presight Management and Mr. Hansen is 440 N Barranca Ave #3391 Covina, California 91723.

(2)
The shares of common stock being registered pursuant to this prospectus include 10,877,216 shares of our common stock issuable upon the exercise of pre-funded warrants held by Ferring Ventures S.A., which are exercisable subject to a beneficial ownership limitation that provides such warrants may only be exercised to the extent that immediately following such exercise the holder will not beneficially own more than 4.99% of the outstanding shares of our common stock. Ferring Ventures S.A. also owns 8,106,559 shares of our common stock. The beneficial ownership of shares of our common stock by Ferring Ventures S.A., prior to resale of the 10,877,216 shares of common stock issuable upon the exercise of pre-funded warrants, includes the 8,106,559 shares of common stock held by Ferring Ventures S.A. and 18,200,824 of the shares of common stock that are issuable upon exercise of pre-funded warrants held by Ferring Ventures S.A., up to the beneficial ownership limitation that provides that the warrants may only be exercised to the extent that immediately following such exercise the holder will not beneficially own more than 4.99% of the outstanding common shares, calculated based on 364,745,985 shares of our common stock outstanding as of March 2, 2026. The principal offices of Ferring Ventures S.A. are located at Chemin de la Vergognausaz 50, 1162 St-Prex, Switzerland.

PLAN OF DISTRIBUTION
We or any of the selling securityholders, including such selling securityholders’ respective donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from such selling securityholders as a gift, pledge, partnership distribution or other transfer other than through a public sale, may sell the offered securities from time to time, separately or together, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.
The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:
•	on any national securities exchange on which shares of our common stock may be listed at the time of sale, including The Nasdaq Global Market (including through “at-the-market” offerings);
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•
in a block trade in which a broker-dealer may attempt to sell a block of shares of our common stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to shares of our common stock;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
•	directly to one or more purchasers;
•	through agents;
•	through loans or pledges of shares of our common stock, including to a broker-dealer or an affiliate thereof; or
•	through a combination of any of these methods of sale or by any other legally available means.
In effecting sales, brokers or dealers engaged by us and/or the selling securityholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:
•	purchases of shares of our common stock by a broker-dealer as principal and resales of shares of our common stock by the broker-dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.
At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.
If the selling securityholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The selling securityholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling securityholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.
The selling securityholders may, from time to time, pledge or grant a security interest in some of the shares of our common stock owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of our common stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus. The selling securityholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the shares of our common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of our common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any common stock will be listed on The Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, broker/dealers or agents participating in the distribution of shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act. A selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to the sale of the shares of common stock covered by this prospectus.
We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.
Certain of the underwriters, broker/dealers or agents who may become involved in the sale of shares of our common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the shares of common stock covered by this prospectus may be sold by selling securityholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers, or traders in securities;
•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of AtaiBeckley Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of AtaiBeckley Inc. incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The audited historical financial statements of Beckley Psytech Limited included in Exhibit 99.1 of Atai Beckley N.V.’s (f/k/a ATAI Life Sciences N.V.) Current Report on Form 8-K, dated September 29, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Beckley Psytech Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT

Up to $200,000,000

Common Stock
On March 6, 2026, we entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) relating to the sale of shares of our common stock, par value $0.01 per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus. As of the date of this prospectus supplement, we have not made any sales of our common shares under the Sales Agreement.
Our common stock is listed on The Nasdaq Global Market under the symbol “ATAI.” On March 5, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $3.54 per share.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (as amended, the “JOBS Act”) and a smaller reporting company as defined under Rule 405 of the Securities Act of 1933 (as amended, the “Securities Act”) and, as such, are subject to certain reduced public company reporting requirements.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal sales and trading practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate up to 3.0% of the gross proceeds of shares sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). See “Plan of Distribution” beginning on page S-18 for additional information regarding the compensation to be paid to Jefferies.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies
The date of this prospectus supplement is March 6, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the SEC which became automatically effective upon filing, utilizing a “shelf” registration process, and relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Jefferies has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
When we refer to “AtaiBeckley,” “we,” “our,” “us,” the “Company” and “our company” in this prospectus supplement, we mean AtaiBeckley Inc. (as successor to Atai Beckley N.V. (f/k/a ATAI Life Sciences N.V.)) and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

TRADEMARKS
We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our website address is https://www.ataibeckley.com. The information contained on, or accessible through, our website does not constitute part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
This prospectus supplement is part of an automatic shelf registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC, but excluding any information furnished to, rather than filed with, the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, including those portions of our definitive proxy statement on Schedule 14A, to be filed, incorporated by reference therein.

•
The information specifically incorporated by reference into ATAI Life Sciences N.V.’s Annual Report on Form 10-K from ATAI Life Sciences N.V.’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025.

•
Exhibit 99.1 of Atai Beckley N.V.’s (f/k/a ATAI Life Sciences N.V.) Current Report on Form 8-K filed with the SEC on September 29, 2025 and Atai Beckley N.V.’s (f/k/a ATAI Life Sciences N.V.) Current Report on Form 8-K filed with the SEC on October 10, 2025.

•
Our Current Reports on Form 8-K filed with the SEC on January 8, 2026, February 19, 2026, February 26, 2026, and March 6, 2026 and our Current Report on Form 8-K12B filed with the SEC on December 30, 2025.

•
The description of our capital stock that is registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) promulgated under the Exchange Act contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, which updated the description in atai Life Sciences Luxembourg S.A.’s Registration Statement on Form S-4 filed with the SEC on September 22, 2025 and declared effective by the SEC on September 24, 2025, including any additional amendments or reports filed for the purposes of updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Attention: Secretary
AtaiBeckley Inc.
c/o Industrious NYC
250 West 34th St
New York, New York 10119
+1 332 282 0507
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference into this prospectus supplement, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement and incorporated by reference to our Annual Report on Form 10-K, our quarterly reports on Form 10-Q and any other documents incorporated by reference into this prospectus supplement.
Company Overview
AtaiBeckley Inc. is a clinical-stage biotechnology company on a mission to create breakthroughs for people with difficult-to-treat mental health conditions. It was formed in 2025 through the strategic combination of ATAI Life Sciences N.V. and Beckley Psytech Limited (“Beckley”). Our work is grounded in rigorous science to deliver meaningful outcomes for the patients we serve. Mental health disorders are highly prevalent and estimated to affect more than one billion people globally. The economic burden of these disorders is substantial and growing rapidly. Between 2009 and 2019, spending on mental health care in the United States increased by more than 50%, reaching $225 billion, and a Lancet Commission report estimates that the global economic cost will reach $16 trillion by 2030. While current treatments, such as selective serotonin reuptake inhibitors and serotonin-norepinephrine reuptake inhibitors are well established and effective for certain patients, approximately 65% of patients do not achieve remission of their symptoms after up to four antidepressant treatment trials, translating to a significant unmet medical need.
Summary Risk Factors
Our business is subject to numerous risks and uncertainties that may have a material adverse effect on our business, financial condition or results of operations. These risks are more fully described below. These risks include, among others:
•	We are a clinical-stage biotechnology company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never be profitable;
•	Our limited operating history may make it difficult for you to evaluate the success of our business and to assess our future viability;
•	If we are unable to obtain funding when needed and on acceptable terms, we could be forced to delay, limit or discontinue our product candidate development efforts;
•
Raising additional capital, such as through future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to current product candidates or to any future product candidates on unfavorable terms;

•
Our product candidates are in preclinical or clinical development, which is a lengthy and expensive process with uncertain outcomes. We cannot give any assurance that any of our product candidates will be successfully developed and/or receive regulatory approval, which is necessary before they can be commercialized;

•
Because we have multiple programs and product candidates in our development pipeline, in addition to our continued business development activities, we may, and have in the past decided to, expend our limited resources and allocation of capital to pursue a particular product candidate over other product candidates that may ultimately have been more profitable or for which there may have been a greater likelihood of success, which may adversely affect our future revenues;

•	We may not achieve our publicly announced milestones according to schedule, or at all;
•
We currently rely on qualified therapists working at third-party clinical trial sites to administer certain of our product candidates in our clinical trials, and we expect this to continue upon approval, if any, of our current or future product candidates. If third-party sites fail to recruit and retain a sufficient number of therapists or effectively manage their therapists, our business, financial condition and results of operations would be materially harmed;

•
Research and development of drugs targeting the central nervous system (“CNS”) is particularly difficult, and it can be difficult to predict and understand why a drug has a positive effect on some patients but not others, which may reduce the likelihood our product candidates are ultimately approved and therefore may have a material adverse effect on our business and operating results;

•
The production and sale of our product candidates may be considered illegal or may otherwise be restricted due to the use of controlled substances, which may also have consequences for the legality of investments from foreign jurisdictions and therefore we may not be successful in commercializing our product candidates in such jurisdictions, which will adversely affect our business, financial condition and results of operations;

•
We face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before we do or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition;

•
We rely on third parties to assist in conducting our clinical trials and some aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research, or testing;

•
If we are unable to obtain and maintain sufficient intellectual property protection for our existing product candidates or any other product candidates that we may identify, or if the scope of the intellectual property protection we currently have or obtain in the future is not sufficiently broad, our competitors could develop and commercialize product candidates similar or identical to ours, and our ability to successfully commercialize our existing product candidates and any other product candidates that we may pursue may be impaired;

•
Third parties may claim that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and may prevent or delay our development and commercialization efforts;

•
Our business is subject to global financial and economic conditions and geopolitical events, including overall market volatility in the global financial markets, as well as political, trade and regulatory developments;

•	Our business is subject to economic, political, regulatory and other risks associated with international operations;
•	Our future success depends on our ability to retain key employees, directors, consultants and advisors and to attract, retain and motivate qualified personnel;
•
A pandemic, epidemic, or outbreak of an infectious disease may materially and adversely affect our business, including our preclinical studies, clinical trials, trial sites, third parties on whom we rely, our supply chain, our ability to raise capital, our ability to conduct regular business and our financial results;

•
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired;

•
Our acquisition of the entire issued share capital of Beckley not already owned by us (the “Acquisition”) or our ability to successfully integrate the businesses and operations of the combined group following the Acquisition could negatively impact the price of our common stock;

•
If you purchase our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your common stock. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you;

•	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively;
•	The common stock offered hereby will be sold in “at the market” offerings, and investors who buy common stock at different times will likely pay different prices;
•	It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement;

•	The actual number of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain;
•	The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The Nasdaq Global Market;
•	Future sales, or the possibility of future sales, of a substantial number of common stock could adversely affect the price of such securities; and
•
Interim, “top-line,” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or as additional analyses are conducted, and as the data are subject to audit and verification procedures that could result in material changes in the final data.

Corporate Information
On December 30, 2025, (i) Atai Beckley N.V. (f/k/a/ ATAI Life Sciences N.V.), a Dutch public company (“atai Netherlands”) merged with and into atai Life Sciences Luxembourg S.A., a Luxembourg public limited liability company (société anonyme) (“atai LuxCo”) (such transaction, the “LuxCo Merger”) and (ii) atai LuxCo consummated the conversion (the “Delaware Conversion”) of atai LuxCo into a corporation incorporated under the laws of the State of Delaware, as part of the previously announced plan to change the corporate domicile of the registrant from the Netherlands to the United States via Luxembourg (the LuxCo Merger and the Delaware Conversion, together, the “Redomiciliation Transaction”). Pursuant to the Redomiciliation Transaction, as approved by shareholders on November 4, 2025, each ordinary share of atai Netherlands, par value €0.10 per share, was exchange for one ordinary share of atai LuxCo, €0.10 per value per share (each, an “atai LuxCo Ordinary Share”). As a result of the Delaware Conversion, each atai LuxCo Ordinary Share automatically converted by operation of law to one share of common stock, par value $0.01 per share, of AtaiBeckley Inc. Additional information about the Redomiciliation Transaction was included in the Company’s Current Report on Form 8-K12B, filed with the SEC on December 30, 2025.
AtaiBeckley Inc. is incorporated in Delaware. Our office address and our principal executive office is located at c/o Industrious NYC, 250 West 34th St, New York, New York 10119, and our telephone number is +1 332 282 0507. Our website address is https://www.ataibeckley.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus supplement. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this prospectus supplement or any other document that we file with or furnish to the SEC.
Implications of Being an Emerging Growth Company
We are an emerging growth company, as defined under the JOBS Act. We intend to rely on certain of the exemptions and reduced reporting requirements provided by the JOBS Act. As an emerging growth company, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, and (ii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis). We have early adopted certain accounting standards, as the JOBS Act does not preclude an emerging growth company from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result of these elections, the information that we provide in this prospectus supplement may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, or December 31, 2026, (b) in which we have total annual gross revenues of $1.235 billion or more, or (c) in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our outstanding common stock held by non-affiliates equals or exceeds $700 million as of last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years.

THE OFFERING
Common stock offered by us
Common stock having an aggregate offering price of up to $200,000,000.
Common stock to be outstanding after this offering
Up to 56,497,175 shares of our common stock (as more fully described in the notes following this table), assuming sales of 200,000,000 shares of our common stock in this offering at an offering price of $3.54 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on March 5, 2026. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.
Manner of offering
“At the market offering” that may be made from time to time on The Nasdaq Global Market or other existing trading market for our common stock through our agent, Jefferies. See the section entitled “Plan of Distribution” on page S-18 of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents, short-term investments and other liquid assets, to advance the clinical development of our product candidates and programs, as well as for working capital and general corporate purposes.4 See the section entitled “Use of Proceeds” on page S-14 of this prospectus supplement.
Risk factors
See “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Market symbol
ATAI
The number of shares of our common stock to be outstanding after this offering is based on 363, 280, 522 shares outstanding as of December 31, 2025, and excludes:
•
7,652,741 shares issuable upon the exercise of options outstanding under our 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”) as of December 31, 2025 at a weighted-average exercise price of $5.51;

•	35,880,385 shares issuable upon the exercise of options outstanding under our 2021 Incentive Award Plan (the “2021 Plan”) as of December 31, 2025 at a weighted-average exercise price of $2.60;
•	31,145,683 shares reserved for future issuance under the 2021 Plan as of December 31, 2025;
•	257,419 shares reserved for future issuance under our Hurdle Share Option Program (the “HSOP”), as of December 31, 2025;
•	6,971,912 common shares issuable upon the vesting and settlement of restricted stock units outstanding as of December 31, 2025; and
•	10,877,216 shares issuable upon the exercise of pre-funded warrants.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or pre-funded warrants or conversion of convertible notes described above after December 31, 2025.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and incorporated by reference to our Annual Report on Form 10-K and our quarterly reports on Form 10-Q and all other information contained or incorporated by reference in this prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
If you purchase our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your common stock. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 56,497,175 shares are sold at an assumed offering price of $3.54 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 5, 2026, for aggregate gross proceeds of approximately $200.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $2.58 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding share options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional common stock or securities convertible or exchangeable for our common stock, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents, short-term investments and other liquid assets, to advance the clinical development of our product candidates and programs, as well as for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-14 of this prospectus supplement. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may temporarily invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy common stock at different times will likely pay different prices.
Investors who purchase common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold, and there is no minimum (other than as provided in the Sales Agreement) or maximum sales price. Investors may experience a decline in the value of their common stock as a result of common share sales made at prices lower than the prices they paid.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Jefferies at any time throughout the term of the Sales Agreement. The number of shares of common stock that is sold through Jefferies after delivering an issuance notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable issuance notice and the demand for our common stock. As such, it is not possible to predict the number of shares of common stock to be sold pursuant to the Sales Agreement. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate based on the market price of our common stock during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The actual number of shares of our common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver issuance notices to Jefferies at any time throughout the term of the Sales Agreement. The number of shares of our common stock that is sold by Jefferies after delivering an issuance notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Jefferies. Because the price per share of each common share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The Nasdaq Global Market.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability, including as a result of the ongoing military conflict between Russia and Ukraine, conflict in the Middle East, as well as political and economic conditions in the United States and abroad, have contributed to the volatility of the markets, which may have an effect on the market price of our common stock.
Future sales, or the possibility of future sales, of a substantial number of shares of our common stock could adversely affect the price of such securities.
Future sales of a substantial number of shares of our common stock, or the perception that such sales will occur, could cause a decline in the market price of our common stock. If holders sell substantial amounts of common stock on The Nasdaq Global Market, or if the market perceives that such sales may occur, the market price of the common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.
Interim, “top-line,” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or as additional analyses are conducted, and as the data are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, we may publicly disclose preliminary or top-line data from our clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the top-line or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Top-line and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the top-line or preliminary data we previously published. As a result, top-line and preliminary data should be viewed with caution until the final data are available.
From time to time, we may also disclose interim data from our clinical trials. Interim data from these trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as subject enrollment continues and more data become available. Adverse differences between interim data and top-line, preliminary, or final data could significantly harm our business prospects. Further, disclosure of interim data by us or by our competitors could result in volatility in the price of our common stock.
Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the interim, top-line, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are forward-looking statements, including without limitation statements regarding our future operating results and financial position; the success, cost, and timing of development of our product candidates, including the progress of preclinical studies and clinical trials and related milestones; the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue; the timing of and our ability to obtain and maintain regulatory approvals; our business strategy and plans, including the benefits of our corporate restructuring and our corporate redomiciliation to Delaware; potential acquisitions, partnerships and other strategic arrangements, including our transaction with Beckley; the ability to generate revenue from any current or future licensing agreements and other strategic arrangements, the sufficiency of our cash and cash equivalents and short-securities to fund our operations; and the plans and objectives of management for future operations and capital expenditures the number and price of our common stock to be sold in this offering; and our expected use of proceeds from this offering. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are neither promises nor guarantees, and are subject to a number of important factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation: we are a clinical-stage biotechnology company and have incurred significant losses since our inception, and we expect to incur losses for the foreseeable future and may never be profitable; if we are unable to obtain funding when needed and on acceptable terms, we could be forced to delay, limit or discontinue our product candidate development efforts; our limited operating history may make it difficult for you to evaluate the success of our business and to assess our future viability; risks related to the transaction with Beckley, including any challenges with integration and expectations regarding the anticipated benefits of the transaction; we rely on third parties to assist in conducting our clinical trials and some aspects of our research and preclinical testing; we currently rely on qualified healthcare professionals working at third-party clinical trial sites to administer certain of our product candidates in our clinical trials and we expect this to continue upon approval, if any, of our current or future product candidates, and if third-party sites fail to recruit and retain a sufficient number of qualified healthcare professionals or effectively manage their qualified healthcare professionals, our business, financial condition and results of operations would be materially harmed; our product candidates are in preclinical or clinical development, which is a lengthy and expensive process with uncertain outcomes, and we cannot give any assurance that any of our product candidates will be successfully developed and/or receive regulatory approval, which is necessary before they can be commercialized; research and development of drugs targeting the central nervous system (“CNS”) is particularly difficult, and it can be difficult to predict and understand why a drug has a positive effect on some patients but not others, which may reduce the likelihood our product candidates are ultimately approved and therefore may have a material adverse effect on our business and operating results; the production and sale of our product candidates may be considered illegal or may otherwise be restricted due to the use of controlled substances, which may also have consequences for the legality of investments from foreign jurisdictions and therefore we may not be successful in commercializing our product candidates in such jurisdictions, which will adversely affect our business, financial condition and results of operations; we face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before we do or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition; if we are unable to obtain and maintain sufficient intellectual property protection for our existing product candidates or any other product candidates that we may identify, or if the scope of the intellectual property protection we currently have or obtain in the future is not sufficiently broad, our competitors could develop and commercialize product candidates similar or identical to ours, and our ability to successfully commercialize our existing product candidates and any other product candidates that we may pursue may be impaired; third parties may claim that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and may prevent or delay our development and commercialization efforts; our future success depends on our ability to retain key employees, directors, consultants and advisors and to attract, retain and motivate qualified personnel; if we fail to maintain an effective system of disclosure controls and internal control over financial reporting our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; the use of proceeds from this offering; our business is subject to economic, political, regulatory and other risks associated with international operations; a pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business, including our preclinical studies, clinical trials, trial sites, third parties on whom we rely, our supply chain, our ability to raise capital, our ability to conduct regular business and our financial results, and other risks, uncertainties, and assumptions described under “Risk Factors” in Item 1A of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of Part II and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent filings with the SEC and in this prospectus supplement.
Any forward-looking statements made herein speak only as of the date of this prospectus supplement, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS
We may issue and sell our common stock having aggregate sales proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any common stock under or fully utilize the Sales Agreement with Jefferies as a source of financing.
We intend to use the net proceeds of this offering, together with our existing cash, cash equivalents, short-term investments and other liquid assets, to advance the clinical development of our product candidates and programs, as well as for working capital and general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds. Pending the uses described above, we may temporarily invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY
We have never paid or declared any cash dividends in the past, and we do not anticipate paying any cash dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the further development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, applicable laws, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share immediately after this offering. The net tangible book value of our common stock as of December 31, 2025 was $208.1 million, or $0.57 per share based upon 363,280,522 shares of our common stock outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2025.
After giving effect to the sale of our common stock in the aggregate amount of $200.0 million at an assumed offering price of $3.54 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 5, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been $401.6 million, or $0.96 per share. This represents an immediate increase in net tangible book value of $0.38 per share to our existing shareholders and an immediate dilution in net tangible book value of $2.58 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our common stock is sold pursuant to this prospectus supplement and the accompanying prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $200.0 million are sold at the assumed public offering price of $3.54 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 5, 2026. The common stock sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$3.54
Net tangible book value per share as of December 31, 2025	$0.57
Increase in net tangible book value per share attributable to the offering	0.38
As adjusted net tangible book value per share after giving effect to the offering		0.96
Dilution per share to new investors participating in the offering		$2.58

The common stock sold in this offering, if any, will be sold from time to time at various prices. Assuming all of the common stock in an aggregate amount of $200.0 million are sold in this offering at the assumed offering price of $3.54 per share, a $1.00 increase in such offering price would decrease the corresponding number of shares sold in this offering and increase our as adjusted net tangible book value per share after this offering to $0.99 per share and dilution to new investors to $3.55 per share, after deducting commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price of $3.54 per share would increase the corresponding number of shares sold in this offering and decrease our as adjusted net tangible book value per share after this offering to $0.91 per share and dilution to new investors to $1.63 per share, after deducting commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering and other terms of this offering determined at the time of each offer and sale.
The number of shares of our common stock to be outstanding after this offering is based on 363,280,522 shares outstanding as of December 31, 2025, and excludes:
•	7,652,741 shares issuable upon the exercise of options outstanding under the 2020 Plan as of December 31, 2025 at a weighted-average exercise price of $5.51;
•	35,880,385 shares issuable upon the exercise of options outstanding under the 2021 Plan as of December 31, 2025 at a weighted-average exercise price of $2.60;
•	31,145,683 shares reserved for future issuance under the 2021 Plan as of December 31, 2025;
•	257,419 shares reserved for future issuance under the HSOP, as of December 31, 2025;
•	6,971,912 common shares issuable upon the vesting and settlement of restricted stock units outstanding as of December 31, 2025; and
•	10,877,216 shares issuable upon the exercise of pre-funded warrants.

The foregoing table does not give effect to the exercise of any outstanding options or pre-funded warrants or conversion of convertible notes described above. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue common stock in connection with raising additional capital, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Jefferies under which we may offer and sell up to an aggregate of $200,000,000 shares of our common stock from time to time through Jefferies, acting as agent. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell common stock under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares of our common stock to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal sales and trading practices to sell such common stock up to the amount specified on such terms. Sales of common stock may be made by affiliates of Jefferies. The obligations of Jefferies under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.
The settlement of sales between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $625,200. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such common stock.
Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our common stock is sold under the Sales Agreement. Each confirmation will include the number of shares sold on the previous day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our common stock pursuant to the Sales Agreement will terminate pursuant to the Sales Agreement’s terms and conditions. We and Jefferies may each terminate the Sales Agreement at any time upon ten trading days’ prior notice.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC on or about the date of this prospectus supplement.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of our common stock offered hereby will be passed upon for us by Latham & Watkins LLP. Jefferies LLC is being represented in connection with this offering by Goodwin Procter LLP.
EXPERTS
The financial statements of AtaiBeckley Inc. incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The audited historical financial statements of Beckley Psytech Limited included in Exhibit 99.1 of Atai Beckley N.V.’s (f/k/a ATAI Life Sciences N.V.) Current Report on Form 8-K, dated September 29, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Beckley Psytech Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Up to $200,000,000
Common Stock
PROSPECTUS SUPPLEMENT
Jefferies
March 6, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee for shares of common stock offered by us under a sales agreement with Jefferies LLC and by the selling securityholders identified herein	$22,101.31(1)
FINRA filing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Depositary fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous	$ (2)
Total	$ (2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
The Company is subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and certain officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as directors and officers, except where (i) a director or officer breached his duty of loyalty to the corporation or its stockholders, (ii) a director or officer failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (iii) a director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, (iv) a director or officer obtained an improper personal benefit and (v) an officer is liable in any action by or in the right of the corporation. Our Certificate of Incorporation eliminates the personal liability of our directors and officers to the fullest extent permitted by the DGCL.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”) by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable to indemnification in derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) and no indemnification is permitted to be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper. The DGCL also permits the advancement of expenses incurred by a director or officer in defense of an action, suit or proceeding, and, under certain circumstances, mandates the indemnification of such expenses. Furthermore, the DGCL provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation and Bylaws provide for the indemnification of directors and certain officers to the fullest extent permitted under the DGCL, provided, however, that if an officer or director is a party to an indemnification agreement with the Company, then the terms of the indemnification agreement shall apply instead of the provisions in our Certificate of Incorporation or Bylaws. Each director and officer of the Company have entered into an indemnification agreement with the Company. Officers and directors of the Company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, including claims under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.	Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
1.2	Sales Agreement, dated as of March 6, 2026, by and between AtaiBeckley Inc. and Jefferies LLC.
3.1
Certificate of Incorporation of AtaiBeckley Inc., currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12B, filed with the SEC on December 30, 2025).

3.2	Bylaws of AtaiBeckley Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12B, filed with the SEC on December 30, 2025).
4.1	Form of Indenture.
4.2*	Form of Note.
4.3*	Form of Warrant.
4.4*	Form of Warrant Agreement.
4.5*	Form of Unit Agreement.
4.6*	Specimen Certificate for Preferred Stock.
5.1	Opinion of Latham & Watkins LLP.
10.1+
Registration Rights Agreement, dated as of June 2, 2025, among ATAI Life Sciences N.V., Apeiron and the Initial PIPE Investors (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by ATAI Life Sciences N.V. on June 2, 2025).

10.2§	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by ATAI Life Sciences N.V. on June 2, 2025).
10.3+
Registration Rights Agreement, dated as of July 1, 2025, among ATAI Life Sciences N.V. and the Subsequent PIPE Investors (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by ATAI Life Sciences N.V. on July 1, 2025).

10.4§	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by ATAI Life Sciences N.V. on July 1, 2025).
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23.3	Consent of PricewaterhouseCoopers LLP, independent auditors.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
+
Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

§	Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Encinitas, California, on the sixth day of March, 2026.

ATAIBECKLEY INC.

By:	/s/ Srinivas Rao
Srinivas Rao
Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Srinivas Rao and Ryan Barrett, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated

Signature	Title	Date

/s/ Srinivas Rao	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2026
Srinivas Rao

/s/ Anne Johnson	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 6, 2026
Anne Johnson

/s/ Christian Angermayer	Chairman and Director	March 6, 2026
Christian Angermayer

/s/ Scott Braunstein	Vice-Chairman and Director	March 6, 2026
Scott Braunstein

/s/ Laurent Fischer	Director	March 6, 2026
Laurent Fischer

/s/ John Hoffman	Director	March 6, 2026
John Hoffman

/s/ Sabrina Martucci Johnson	Director	March 6, 2026
Sabrina Martucci Johnson

/s/ Amir Kalali	Director	March 6, 2026
Amir Kalali, M.D.

/s/ Andrea Heslin Smiley	Director	March 6, 2026
Andrea Heslin Smiley

/s/ Robert Hershberg	Director	March 6, 2026
Robert Hershberg